Exhibit 99.1

Investor Relations Contact	News Media Contact
Craig Jackson, VP & Assistant Treasurer	phone (937) 224-5940
phone (937) 259-7033	e-mail communications@dplinc.com

DPL Announces Timing of Third Quarter 2010 Earnings Release and Webcast Conference Call

DAYTON, Ohio — October 8, 2010 - DPL Inc. (NYSE:DPL) will announce its third quarter 2010 earnings on Thursday, October 28, 2010 after the market closes.

In conjunction with the earnings release, DPL will conduct a live Webcast of its conference call with financial analysts on Friday, October 29, 2010 at 9 a.m. Eastern time.  DPL executive management will present an overview of the company’s financial results and discuss recent company events, 2010 and 2011 earnings guidance and other projections.  The presentation will be followed by a question and answer session.

Financial analysts may participate in the call by using the domestic dial in number of 888-713-4211 or the international dial-in number of 617-213-4864.  The access code is 22191361.  Please dial into the call at least fifteen minutes prior to the call to register.

Participants may also pre-register for the conference call at https://www.theconferencingservice.com/prereg/key.process?key=PL4TPJVKG. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference.

The live Webcast will be available on the DPL Inc. website at www.dplinc.com.  Please go to the site at least 15 minutes prior to the start of the call to register, download and install any necessary software.  After the conference call, a recording will be available for replay on the DPL Inc. website in the investor relations section.

About DPL
DPL Inc. (NYSE:DPL) is a regional energy company.  DPL was named one of Forbes’ “100 Most Trustworthy Companies” for the second consecutive year in 2010.

DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 500,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 3,700 megawatts of generation capacity, of which 2,800 megawatts are low cost coal-fired units and 900 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

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